EXHIBIT 4

                             Subscription Agreement

                               Medina Coffee, Inc.

                             SUBSCRIPTION AGREEMENT



Medina Coffee, Inc.
P.O. Box 741
Bellevue, WA 98009

Dear Sirs and Madams,

I understand that each common share with a par value of $0.001 per share in the capital of Medina Coffee, Inc. (the "Company") is being subscribed for at an offering price of $0.05 per share.

A. Purchase and Sale of Shares

The undersigned (the "Purchaser") hereby tenders this Subscription Agreement to you and applies for the purchase of Shares for $ 0.05 each for an aggregate purchase price of $________. All sums are in US currency.

B. Acknowledgments of the Purchaser

The Purchaser hereby acknowledges:

1. That upon the execution hereof by the Purchaser, payment by the Purchaser of the full price of the Shares subscribed for hereby shall be due and payable and shall accompany the return of this Subscription Agreement by the Purchaser and shall be payable in U.S. funds.

2. This subscription may be accepted or rejected, in whole or in part by the Company in its sole and absolute discretion. In the event his Subscription Agreement is rejected by the Company, the initial payment by the Purchaser shall be returned to the Purchaser with the notice of such rejection.

3. That any cash payment for the Shares (in a form payable to the Company) will be deposited directly into the Company's bank account and will be immediately available for use by the Company. In the event that this subscription has not been accepted by the earliest of:

       a.       the date the Company may, in its sole discretion, determine;
       b.       the date on which all the Shares are sold; or
       c. August 31, 2000, (the "Closing Date"), the payment made by the Purchaser and documents provided will be promptly returned by the Company to the Purchaser without further obligation.

4. That each subscriber is personally liable for the total amount of the subscription price.

5.   No person has made to the Purchaser any written or oral representations:

       a.       that any person will resell or repurchase the Shares;
       b.       that any person will refund the purchase price of the Shares;
       c.       as to the future price or value of the Shares;
       d. that the Shares and/or underlying securities will be listed and posted for trading on a stock exchange or that application has been made to list and post the Shares and/or underlying securities for trading on a stock exchange or quotation system.

6. The Shares are a speculative investment which involves a high degree of risk of loss by the Purchaser of the entire investment of the Purchaser and there is no assurance of any income from such investment.

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7.   No federal or state agency has made any finding or  determination as to the fairness of the offering, or any recommendation or endorsement of the Shares.

8. The Purchaser understands and acknowledges that an investment in the Company is not liquid, not easily transferable or disposed of, and that he has no need for liquidity of this investment. There will be no public market for the Shares, and accordingly, the Purchaser will need to bear the economic risk of his investment for an indefinite period of time and will not be readily able to liquidate this investment in case of any emergency.

9. The Purchaser agrees not to transfer or assign this subscription or any interest therein and agrees that if this subscription is accepted by the Company, the assignment and transferability of the Shares purchased by the Purchaser will be governed by all applicable state and federal laws.

C. Representations and Warranties of the Purchaser

In consideration of the sale of the Shares and intending to be legally bound, the Purchaser hereby represents and warrants as follows:

1. The Purchaser has carefully read the Prospectus and has relied solely upon the Prospectus and investigations made by him or by his qualified representative in making the decision to purchase the shares.

2. The prospective purchaser is aware that the shares represent a high risk speculation and has carefully read and considered the material set forth and particularly the material in the "Risk Factors" of the Prospectus.

3. The principal residence of the Purchaser, if an individual, is in the State or Country shown in this Subscription Agreement; if the Purchaser is a corporation, trust or other entity (except a partnership), it was incorporated or organized and is existing under the laws of the State or Country shown in this Subscription Agreement; if the Purchaser is a partnership, the principle residence of all of its general partners are in the States or Countries shown in this Subscription Agreement; and if the Purchaser is a corporation, trust, partnership or other entity; it was not organized for the specific purpose of acquiring the Shares.

4. The Purchaser has the legal capacity and competence to enter into and execute this agreement and to take all actions required hereunder.

5. The Shares for which the Purchaser hereby subscribes will be acquired solely for the account of the Purchaser (or if the Purchaser is a trust, solely for the beneficiaries thereof), for investment and is not being purchased for subdivision or fractionalization thereof; and the Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or to anyone else, the Shares which the Purchaser hereby subscribes to purchase or any part thereof, and the Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement.

6. The Purchaser is investing in his own name or in the capacity indicated herein.

7. The Purchaser understands that this purchase offer does not become a purchase agreement unless the check submitted with the purchase offer is promptly paid by the bank upon which it is drawn and until the offer is accepted by a duly authorized officer or agent of the Company. The Company may accept or reject any or all of the offer.

8. The Purchaser hereby acknowledges and agrees that he is not entitled to cancel, terminate or revoke this purchase offer or any agreements of the prospective purchaser hereunder and that such purchase agreements shall survive death, disability or transfer of control of the prospective purchaser.

The representations, warranties and acknowledgments of the Purchaser contained in this Section will survive the Closing (as hereinafter defined).

D. Closing

On or before  August 31,  2000,  the  Company  will  confirm  whether or not the
Agreement is acceptable and payment has been received in full, whereupon the Company will deliver to the Purchaser certificate(s) representing the securities, registered in the name of the Purchaser on or before August 31, 2000

E. Miscellaneous


The Purchaser recognizes that the offer and sale of the Shares to the Purchaser is based on the representations and warranties of the Purchaser contained in Paragraphs C.1 through to C. 9 above and hereby agrees to indemnify the Company and the officers and directors of the Company, and to hold each of such entities and persons harmless against all liabilities, costs or expenses (including reasonable attorney's fees) arising by reason of or in connection with any misrepresentations or any breach of such warranties by the Purchaser, or arising as a result of the sale or distribution of the Shares by the Purchaser in violation of the Securities Exchange Act of 1934, as amended, the 1933 Act, or any other applicable federal or state statute.

The Purchaser hereby indemnifies the Company and the officers and directors of the Company, and holds each of such persons and entities harmless from and against any and all loss, damages, liability or expense, including costs and reasonable attorney's fees to which they may be put or which they may incur by reason of or in connection with any misrepresentations made by the Purchaser, any breach of any of his warranties, or his failure to fulfill any of his covenants or agreements set forth herein. The subscription and the representations and warranties contained herein shall be binding upon the heirs, legal representative, successors and assigns of the Purchaser.

Upon acceptance by the Company of the subscription agreement by the Purchaser, the Purchaser agrees to become an investor in the Company. The Purchaser acknowledges and agrees that the Purchaser is not entitled to cancel, terminated revoke this subscription agreement or any agreements of the Purchaser herein, and that such subscription or agreements shall survive (a) changes in transactions, documents, and instruments described in any materials provided by the Company which the aggregate are not material, and (b) the death or disability of the Purchaser; provided, however, that if the Company shall not have accepted this subscription by the Closing Date, either by personally delivering to the Purchaser an executed copy hereof reflecting such acceptance or by depositing in the United States Mail, postage prepaid, a written notice of acceptance addressed to the Purchaser hereunder, and the power of attorney granted hereby shall be automatically canceled, terminated and revoked.

The Purchaser acknowledges the he/she is a person who has knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risk of an investment in the Company and making an informed decision.

WHEREFORE, IN CONSIDERATION, of the foregoing covenants and representations, I hereby submit the following subscription for the below referenced number of Shares as described in this Subscription Agreement, furthermore, I acknowledge I have received copies of all information I deemed necessary or appropriate to evaluate the merits and risks of an investment in the Shares.


                                         Number of Shares
        --------------------------

         $                              Cash Payment ($0.05 per Share)
        -------------------------


-------------------------
Date

Print Name: __________________________________

Address: _____________________________________

---------------------------------------------

---------------------------------------------
Social Security Number/Employer Identification Number



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                                   ACCEPTANCE

Medina Coffee, Inc. herewith accepts the foregoing subscription for Shares.

MEDINA COFFEE, INC.


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Per: Authorized Signatory                           Date